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                                                                    Exhibit 10.7

                              COHEN & STEERS, INC.
                        2004 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan

         The purpose of the Plan is to give eligible employees of the Company and its Subsidiaries the ability to share in the Company's future success. The Company expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their increased equity interest in the Company's success.

2. Section 423 of the Code

         The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code or any successor section thereto. Accordingly, all Participants shall have the same rights and privileges under the Plan, subject to any exceptions that are permitted under Section 423(b)(5) of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code or any successor provision shall, without further act or amendment, be reformed to comply with the requirements of Section 423. This Section 2 shall take precedence over all other provisions in the Plan.

3. Definitions

         The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

         (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

         (b) Beneficial Owner: A "beneficial owner" as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

         (c)      Board: The Board of Directors of the Company.

         (d) Change in Control: The occurrence of any of the following events:

                  (i) the complete liquidation of the Company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any "person" or "group" (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act), other than the Permitted Holders;

                  (ii) any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of the Company (or any entity which controls the Company) representing both (x) 20% or more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) and (y) more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) than the Cohen/Steers Holders in the aggregate;

                  (iii) during any period of twenty-four consecutive months (not including any period prior to the date that the Company completes a registered initial public offering), individuals who at the beginning of such period constituted the Board




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                  (together with any new directors (other than a director
                  nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions, including but not limited to, an actual or threatened proxy contest, which if consummated would constitute a Change in Control under clauses (i), (ii) or (iv) of this Section 2(d)) nominated by any Cohen/Steers Holder and/or whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or

                  (iv) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

         (e) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

         (f) Cohen/Steers Holder: Each member of the Cohen Group, each member of the Steers Group and each Cohen/Steers Entity.

         (g) Committee: A committee of the Board that has been designated by the Board to administer the Plan.

         (h)      Company: Cohen & Steers, Inc., a Delaware corporation.

         (i) Compensation: Base salary, annual bonuses, commissions, overtime and shift pay, in each case prior to reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Section 125 of the Code. Notwithstanding the foregoing, Compensation shall exclude severance pay, sign-on bonuses, stay-on bonuses, long-term bonuses, retirement income, change-in-control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

         (j) Disqualifying Disposition: As such term is defined in Section 11(f) of the Plan.

         (k) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 22 of the Plan.

         (l) Eligible Employee: An individual who is eligible to participate in the Plan pursuant to Section 7 of the Plan.

         (m) Fair Market Value: On a given date, (i) if there should be a public market for the





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                  Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the "NASDAQ"), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; provided that, in the event of an initial public offering of the Shares of the Company, the Fair Market Value on the date of such initial public offering shall be the price at which the initial public offering was made; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

         (n) Maximum Share Amount: Subject to Section 423 of the Code, the maximum number of Shares that a Participant may purchase on any given Purchase Date, as determined by the Committee in its sole discretion.

         (o)      Offering Date: The first date of an Offering Period.

         (p) Offering Period: An offering period described in Section 6 of the Plan.

         (q) Option: A stock option granted pursuant to Section 9 of the Plan.

         (r) Other Contributions: As such term is defined in Section 11(c) of the Plan.

         (s) Participant: An Eligible Employee who elects to participate in the Plan pursuant to Section 8 of the Plan.

         (t) Participating Subsidiary: A Subsidiary of the Company that is selected to participate in the Plan by the Committee in its sole discretion.

         (u) Payroll Deduction Account: An account to which payroll deductions of a Participant, or Other Contributions, are credited under Section 11(c) of the Plan.

         (v) Permitted Holder: As of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, (iii) any of Martin Cohen, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the "Cohen Group"), (iv) any of Robert Steers, his spouse, his siblings and their spouses, and descendants of any of them
                  (whether natural or adopted)




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                  (collectively, the "Steers Group"), and (v) any trust
                  established and maintained primarily for the benefit of any member of the Cohen Group and/or Steers Group or any entity controlled by any member of the Cohen Group and/or Steers Group (a "Cohen/Steers Entity").

         (w)      Person: A "person", as such term is used for purposes of
                  Section 13(d) or 14(d) of the Act (or any successor section thereto).

         (x) Plan: The Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan, as amended from time to time.

         (y) Plan Broker: A stock brokerage or other financial services firm designated by the Committee in its sole discretion.

         (z)      Purchase Date: The last date of an Offering Period.

         (aa) Purchase Price: The purchase price per Share, as determined pursuant to Section 10 of the Plan.

         (bb) Shares: Shares of common stock, par value $.01 per Share, of the Company.

         (cc) Subsidiary: A "subsidiary corporation", as defined in Section 424(f) of the Code (or any successor section thereto).

4. Shares Subject to the Plan

         Subject to the adjustment provision in Section 14 of the Plan, the total number of Shares which may be issued under the Plan is 500,000. The Shares may consist, in whole or in part, of unissued Shares, treasury Shares or Shares purchased on the open market. The issuance of Shares pursuant to the Plan shall reduce the total number of Shares available under the Plan.

5. Administration of the Plan

         The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto); provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Subject to Section 16 of the Act or other applicable law, the Committee may delegate its duties and powers under the Plan to such individuals as it designates in it sole discretion.





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6. Offering Periods

         Offering Periods shall be of six month's duration and shall commence on a semi-annual basis. The first Offering Period shall commence on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company's Shares. The Plan shall continue until terminated in accordance with Section 17 hereof. Notwithstanding the foregoing, the Committee, in its sole discretion, may change the duration and/or frequency of any Offering Period, subject to the limitations under Section 423 of the Code and all applicable laws.

7. Eligibility

         (a) Any individual who is an employee of the Company or a Participating Subsidiary is eligible to participate in the Plan, except that one or more of the following categories of employees may, in the discretion of the Committee, be excluded from participating in the Plan:

         (1) employees who have been employed by the Company or a Participating Subsidiary for less than two years;

         (2) employees whose customary employment is 20 hours or less per week;

         (3) employees whose customary employment is for not more than five months in any calendar year; and

         (4) highly compensated employees (within the meaning Section 414(q) of the Code);

         (b) In no event shall an employee be granted an Option under the Plan if, immediately after the grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or Subsidiary. For purposes of this Section 7(b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

8. Participation in the Plan

         The Committee shall set forth procedures pursuant to which Eligible Employees may elect to participate in a given Offering Period under the Plan. Once an Eligible Employee elects to participate in an Offering Period, such Eligible Employee shall automatically participate in all subsequent Offering Periods, unless the Eligible Employee (a) makes a new election or (b) withdraws from an Offering Period or from the Plan pursuant to Section 12 of the Plan.

9. Grant of Option on Enrollment

         With respect to an Offering Period, each Participant shall be granted (as of the Offering Date) an Option to purchase (as of the Purchase Date) a number of Shares equal to the lesser of (i) the Maximum Share Amount or (ii) the number determined by dividing the amount





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accumulated in the Participant's Payroll Deduction Account during such Offering
Period by the Purchase Price.

10. Purchase Price

         The Purchase Price at which a Share will be sold for a given Offering Period shall be established by the Committee, but shall in no event be less than eighty-five percent (85%) of the lesser of:

         (a)      the Fair Market Value of a Share on the Offering Date; or

         (b)      the Fair Market Value of a Share on the Purchase Date.

11. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares

         Subject to Sections 12 and 13 of the Plan:

         (a) Unless otherwise determined by the Committee, payroll deductions shall be made on each day that a Participant is paid during an Offering Period. The payroll deductions shall be made as a percentage of the Participant's Compensation in 1% increments, from 1% to 10% of such Participant's Compensation, as elected by the Participant; provided, however, that no Participant shall be permitted to purchase Shares under this Plan (or under any other "employee stock purchase plan" within the meaning of Section 423(b) of the Code, of the Company or any of its Subsidiaries) with an aggregate Fair Market Value (as determined as of each Offering Date) in excess of $25,000 for any one calendar year within the meaning of Section 423(b)(8) of the Code. Unless otherwise determined by the Committee, for a given Offering Period, payroll deductions shall commence on the Offering Date and shall end on the related Purchase Date, unless sooner altered or terminated as provided in the Plan.

         (b) Except as otherwise provided by the Committee, a Participant shall not change the rate of payroll deductions once an Offering Period has commenced. The Committee shall specify procedures by which a Participant may increase or decrease the rate of payroll deductions for subsequent Offering Periods.

         (c) All payroll deductions made with respect to a Participant (and other contributions made by a Participant to the extent provided by the Committee (the "Other Contributions")) shall be credited to the Participant's Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and no interest shall accrue on the amounts credited to such Payroll Deduction Account. All payroll deductions and Other Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or Other Contributions. Except to the extent provided by the Committee, a Participant may not make any separate cash payments into the Participant's Payroll Deduction Account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.

         (d) On each Purchase Date, the Company shall apply all funds then in the Participant's Payroll Deduction Account to purchase Shares (in whole and/or fractional Shares, as the case may be) pursuant to the Option granted on the Offering Date. In the event that the number of Shares to be purchased by all Participants in one Offering Period exceeds the number





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of Shares then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable and (ii) all funds not used to purchase Shares on the Purchase Date shall be returned, without interest, to the Participants.

         (e) As soon as practicable following the end of each Offering Period, the number of Shares purchased by each Participant shall be deposited into an account established in the Participant's name with the Plan Broker to be held by such Plan Broker during the period set forth in Section 423(a)(1) of the Code. Unless otherwise permitted by the Committee in its sole discretion, dividends that are declared on the Shares held in such account shall be reinvested in whole or fractional Shares. Notwithstanding anything in the Plan to the contrary, a Participant may not dispose of Shares acquired pursuant to the Plan for at least three months following the applicable Purchase Date.

         (f) Once the holding period set forth in Section 423(a)(1) of the Code has been satisfied with respect to a Participant's Shares, the Participant may
(i) transfer the Participant's Shares to another brokerage account of the Participant's choosing or (ii) request in writing that a stock certificate be issued to the Participant with respect to the whole Shares in the Participant's account with the Plan Broker and that any fractional Shares remaining in such account be paid in cash to the Participant. The Committee may require, in its sole discretion, that the Participant bear the cost of transferring such Shares or issuing certificates for such Shares. Any Participant who engages in a "Disqualifying Disposition" of the Participant's Shares within the meaning of
Section 421(b) of the Code shall notify the Company of such Disqualifying Disposition in accordance with Section 20 of the Plan.

         (g) A Participant shall have no interest or voting right in the Shares covered by the Participant's Option until such Option is exercised.

12. Withdrawal

         Each Participant may withdraw from an Offering Period or from the Plan under such terms and conditions as are established by the Committee in its sole discretion. Upon a Participant's withdrawal from participation in respect of an Offering Period or from the Plan, all accumulated payroll deductions and Other Contributions in the Payroll Deduction Account shall be returned, without interest, to such Participant, and such Participant shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. Such Participant shall be permitted to participate in subsequent Offering Periods pursuant to such terms and conditions established by the Committee in its sole discretion.

13. Termination of Employment

         A Participant whose employment is terminated shall cease to participate in the Plan upon his or her termination of employment for any reason. Upon such termination, all payroll deductions and Other Contributions credited to the former Participant's Payroll Deduction Account shall be returned, without interest, to such former Participant or to the former Participant's designated beneficiary, as the case may be, and such former Participant or beneficiary shall have no future rights in any unexercised Options under the Plan.





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14. Adjustments Upon Certain Events

         Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:

         (a) Generally. In the event of any change in the outstanding Shares by reason of any Share dividend, split, reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee, in its sole discretion and without liability to any person, may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, (ii) the Purchase Price, (iii) the number or kind of Shares or other securities subject to outstanding Options and/or (iv) any other affected terms of such Options.

         (b) Change in Control. In the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Option or Offering Period as of the date of the consummation of the Change in Control.

15. Nontransferability

         No Options granted under the Plan shall be transferred, assigned, pledged or otherwise disposed of in any way by the Participant otherwise than by will or by the laws of descent and distribution. Any such attempted transfer, assignment, pledge or other disposition shall be of no force or effect, except that the Committee may treat such act as an election to withdraw from the Offering Period in accordance with Section 12.

16. No Right to Employment

         The granting of an Option under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

17. Amendment or Termination of the Plan

         The Plan shall continue until the earliest to occur of the following:
(a) termination of the Plan by the Board, (b) issuance of all of the Shares reserved for issuance under the Plan, (c) the tenth anniversary of the Effective Date or (d) failure to satisfy the conditions of Section 22 of the Plan. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which (x) without the approval of the stockholders of the Company, would (except as is provided in Section 14 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or (y) except as otherwise provided in Section 14(b), without the consent of a Participant, would impair any of the rights or obligations under any Option theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws.





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18. Tax Withholding

         A Participant's employer shall have the right to withhold from such Participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the Participant to pay such withholding taxes. Unless the Committee specifies otherwise, a Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company from the Shares otherwise to be received. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to the amount of such withholding taxes.

19. International Participants

         With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such Participants in order to conform such terms with the requirements of local law.

20. Notices

         All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the Company at the following address (or at such other address as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

         Cohen & Steers, Inc.
         757 Third Avenue
         New York, NY 10017
         Attention:  General Counsel

21. Choice of Law

         The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

22. Effectiveness of the Plan

         The Plan shall become effective on the date on which it is adopted by the Board (the "Effective Date"); provided, however, that the Plan must be approved by the stockholders of the Company within twelve (12) months after the Effective Date. The Company may commence payroll deductions and permit Other Contributions on behalf of Participants pursuant to the Plan prior to such stockholder approval; provided, however, that the use of such payroll deductions or Other Contributions to purchase Shares pursuant to the exercise of Options hereunder is contingent upon stockholder approval of the Plan. If stockholder approval of the Plan is not obtained prior to the first Purchase Date, the Plan shall terminate and all amounts withheld through payroll deduction or held in a Participant's Payroll Deduction Account shall be returned to such Participant, without interest.